Exhibit 10.18

MxEnergy.com Inc. Box 2454 Westport, CT 06880 Phone: 203 858 8851 Fax: 203 226 2738 www.mxenergy.com

April 1, 1999

Jeffrey Mayer
26 Pequot Trail
Westport, CT 06880

Dear Jeffrey:

This will confirm that, in consideration of the mutual covenants contained herein, you and MxEnergy.com Inc. (the “Corporation”) agree as follows:

1.                          Initial Consulting Services. You will provide certain non-exclusive consulting services to the Corporation from the date of this Agreement until your Employment Date (as defined in Section 2 hereof). Until your Employment Date, you acknowledge and agree that (a) your relationship to the Corporation is strictly that of an independent contractor, and nothing herein shall be deemed to create a partnership, joint venture, agency or employment relationship during such period, and (b) either you or the Corporation may terminate the relationship at any time.

2.                          Employment Relationship. You have agreed to the terms of this Agreement under which the Corporation may employ you, to commence on the date of the closing of the Corporation’s equity capital transaction (the “Employment Date”), in the position of President. In such position, you will be responsible for managing all business matters of the Corporation and for related duties as directed by the Corporation.

3.                          Compensation.

(a)         Your base salary shall be the higher of (x) $12000 per month, or (y) such amount as set by the Corporation from time to time.

(b)        During the period in which you are an employee of the Corporation, you will be entitled to participate, to the extent of your eligibility, on an equivalent basis, in the employee benefits generally made available to senior employees in the Corporation, including among other things year-end bonuses and the Corporation’s Incentive Stock Option Plan.

(c)         Once employed, in the event of a termination of your employment by the Corporation without “cause,” you shall be entitled to a severance payment equal to 36 months of your base salary then in effect at the time of your termination plus any unvested warrants, options or other securities or evidences of equity ownership awarded to you at any time by the Corporation.

(d)        If you terminate your consulting or employment relationship with the Corporation for any reason, including, without limitation, resignation or retirement, or the Corporation terminates your employment with “cause,” you shall forfeit the right to receive warrants or options pursuant to the Incentive Stock Option Plan (the “Warrants or Options”) that have not vested as of the effective date of the termination of such consulting or employment relationship, as the case may be. Notwithstanding anything herein to the contrary, if the Corporation terminates your consulting or employment relationship at any time without “cause,” you shall vest immediately in the pro-rata portion of the Warrants or Options which were scheduled to vest on the vesting date next succeeding the effective date of your termination, and you shall forfeit the right to receive all remaining unvested Warrants or Options.

(e)         If you terminate your consulting or employment relationship with the Corporation for any reason, including, without limitation, resignation or retirement, or the Corporation terminates your employment with or without “cause,” the Corporation shall promptly repay any outstanding loans made by you to the Corporation, immediately terminate any outstanding guarantees or indemnifications by you of the Corporation, and indemnify and hold you harmless from any liability (including the costs of any litigation regarding such alleged liability, whether or not concluded in favor of you or of the Corporation) for actions by or concerning the Corporation.

(f)           For purposes of this section 3, “cause” shall mean (i) your conviction of, or pleading guilty to, a felony-class crime; (ii) any action taken in bad faith by you that has, or is likely to have, in the Corporation’s reasonable judgment, a material, detrimental effect on the reputation of the Corporation or its business; (iii) an act of fraud, dishonesty or gross misconduct by you, or (iv) a material breach by you of any provision of this Agreement that has not been cured within thirty (30) days after written notice of such breach by the Corporation.

4.                          Term. The term of this agreement shall be five years commencing April 1, 1999 and shall be automatically renewed for successive five year terms unless terminated by either party upon not less than six months advance written notice.

5.                          Reimbursement of Expenses: Access to Information. (a) While you are a consultant or employee of the Corporation, you will be reimbursed for the reasonable and necessary out-of-pocket expenses that you incur in furtherance of the Corporation’s business; provided, however, that all expenses must be properly documented and otherwise in compliance with the policies established from time to time by the Corporation.

(b)                    At all times during the term of this Agreement, you will be provided with access to all meeting minutes, resolutions, presentations and any other materials reviewed or generated by the Corporation’s board of directors, or any committee or subgroup thereof.

6.                          Shareholders Agreement. As a founder and owner of a substantial equity interest in the Corporation (the “Shares”), you acknowledge and agree that you have entered into and are bound by the terms and conditions of the Shareholders Agreement, dated as of May 1, 1999, among the Corporation, you, Carole Roberta Artman-Hodge, and certain other shareholders who are parties to the Shareholders Agreement from time to time (the “Shareholders Agreement”), a copy of which has been made available to you.

7.                          Representations and Warranties. You represent and warrant, and agree with the Corporation, as follows:

(a)                     You have the absolute right and power to perform your obligations under this Agreement and the Shareholders Agreement (collectively, the “Agreements”), and you are not subject to any contractual or other restriction that would prevent you from entering into the Agreements. The Agreements are valid, binding and enforceable against you in accordance with their respective terms.

(b)                    You have such knowledge and experience in financial and business matters that you are capable of evaluating the merits, risks and suitability of an investment in, or ownership of, the Shares of the Corporation.

(d)                    You have made an independent determination and evaluation of the economic and tax consequences of your investment in, and ownership of, the Shares in the Corporation or of Warrants and Options. You have not received, and you are not relying on, any representations, statements or warranties made by the Corporation or any director, officer, employee agent or other person purportedly acting on behalf thereof regarding the Corporation or its capital stock or the economic or tax consequences of your investment in, or ownership of, the Shares or of Warrants and Options.

8.                          Limitation on Transfer of the Shares. You are aware that there are substantial restrictions on the transferability of the Shares. The Shares will not be, and you have no right to require that they be, registered under the Act. The Shares cannot be, and you agree that they will not be, sold unless an exemption from registration is available under the Act. You also acknowledge that you will be responsible for compliance with all conditions of transfer imposed by any applicable “Blue Sky” or state securities laws. You further acknowledge that the Shares may not be sold, transferred or otherwise disposed of without compliance with the terms and conditions of the Shareholders Agreement.

9.                          Restrictive Covenants. (a) Confidentiality. You covenant and agree you will maintain in strictest confidence and not disclose to any person or business entity, except as specifically required in the performance of your duties hereunder, or use for personal benefit, gain or otherwise, any confidential or proprietary information of the Corporation or any client of the Corporation.

(b)                    Non-Competition. You also covenant and agree that, from the date of your execution and delivery of this Agreement until one year following the cessation of your engagement by or employment with the Corporation for any reason, whether with or without cause, or whether initiated by you or the Corporation, you will not directly or indirectly (whether as owner, officer, director, shareholder or employee of a business or in any other manner), without the prior written consent of the Corporation, (i) work with, or provide services to, any person or entity which was a customer of the Corporation at the date of cessation of your consulting or employment relationship, as the case may be, or within the twelve-month period preceding such date, or which was contacted as a client prospect by any representative of the Corporation within ninety (90) days prior to such date of cessation; or (ii) solicit or induce any employee of the Corporation to leave its employ or to hire or attempt to hire any such employee.

(c)                     Injunctive and Other Relief. You acknowledge that your services and skills are unique and that any actual or threatened violation of the provisions of this Section will cause irreparable harm to the Corporation. Accordingly, you agree that, in addition to such other rights as the Corporation may have at law or in equity (including the right to recover damages) or under this Agreement, the Corporation will be entitled to temporary and permanent injunctive relief in the event of any actual or threatened violation by you of the provisions of this Section.

10.                    Representations and Warranties. (a) You represent and warrant that you are not a party to any agreement, contract or understanding, whether of employment or otherwise, which would in any way restrict or prohibit you from undertaking or performing the services contemplated by, and in accordance with, the terms and conditions of this Agreement, and that you are not in possession of any trade secrets or other confidential information of any other person which might result in such other person making a claim against the Corporation or any affiliate.

(b)                    The Corporation represents and warrants that (i) it has the absolute right and power to grant the Shares to you and to perform its obligations under this Agreement and the Shareholders Agreement (collectively, the “Agreements”); (ii) it is not subject to any contractual or other restriction that would prevent it from entering into the Agreements; (iii) the Agreements are valid, binding and enforceable against the Corporation in accordance with their respective terms; and (iv) it is not a party to any agreement, contract or understanding, whether of employment or otherwise, which would in any way restrict or prohibit it from undertaking or performing the services contemplated by, and in accordance with, the terms and conditions of this Agreement; and (v) the shares granted to you under this letter agreement are fully paid and non-assessable.

11.                    Indemnification. (a) You acknowledge that you understand the meaning and legal consequences of the representations, warranties and agreements set forth in Sections 6 through 9 above, and in Schedule A hereto. You agree to indemnify and hold harmless the Corporation, its shareholders, directors, officers and employees from and against any and all loss, damage or liability due to or arising out of a breach by you of any such representation, warranty or agreement. Notwithstanding the foregoing, no representation, warranty, acknowledgment or agreement that you make in this Agreement will in any way be deemed to constitute a waiver of your rights under federal or state securities laws.

(b)                     The Corporation agrees to indemnify you and hold you harmless from and against any and all loss, damage or liability due to or arising out of a breach by the Corporation of any of its representations, warranties or obligations hereunder. Notwithstanding the foregoing, no representation, warranty, acknowledgment or agreement made by the Corporation in this Agreement will in any way be deemed to constitute a waiver of the Corporation’s rights under federal or state securities laws.

12.                    Legend. You acknowledge that any certificate representing the Shares will bear the legends required by the Shareholders Agreement.

13.                    Miscellaneous.

(a)                     Entire Agreement. This Agreement constitutes the entire agreement between you and the Corporation with respect to the subject matter hereof. This Agreement may not be amended, modified or supplemented except by written agreement executed by the parties hereto.

(b)                    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

(c)                     Waiver. No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.

(d)                    Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving regard to its conflicts of law provisions.

(e)                     Headings. Headings are provided for convenience of reference only, and shall not constitute a part of this Agreement or affect the interpretation thereof.

14.                    Intellectual Property. During your employment with the Corporation, you will comply with all of the provisions set forth in the attached Schedule A, entitled “Intellectual Property,” and you further agree that the provisions of Sections 8(c) and 10(a) of this Agreement shall apply thereto.

Please acknowledge your acceptance of the terms and conditions of this Agreement by signing and returning to the undersigned the enclosed counterpart of this Agreement.

Very truly yours,

MxEnergy.com Inc.

	By:	/s/ Carole Roberta Artman-Hodge
Carole Roberta Artman-Hodge
Executive Vice President

Agreed and accepted this
1st day of April 1999:

/s/ Jeffrey A. Mayer
Jeffrey A. Mayer

SCHEDULE A

Intellectual Property.

(a)                      You shall make full and prompt disclosure to the Corporation of all trademarks or trade names, including, without limitation, designs, logos or slogans, which are created, made, conceived or reduced to practice by you or under your direction or jointly with others during your affiliation with the Corporation, whether or not during normal working hours or on the premises of the Corporation, and which relates to the business then engaged in by the Corporation or in which the Corporation then reasonably anticipates being engaged (all of which are collectively referred to in this Agreement as “Developments”).

(b)                     You (i) agree to assign and do hereby assign to the Corporation (or any person or entity designated by the Corporation) all of your respective right, title and interest in and to all Developments and all related applications; and (ii) agree to assign and do hereby assign to any third party designated by the Corporation any Developments which are subject to the terms and provisions of an intellectual property license or other similar agreement approved by the Corporation’s Board of Directors between the Corporation and such third party. You also hereby waive all claims to moral rights in any Developments.

(c)                      You agree to cooperate fully with the Corporation with respect to the procurement, maintenance and enforcement of intellectual property rights (both in the United States and foreign countries) relating to Developments, provided that the Corporation shall reimburse you for any costs or expenses incurred in connection with the procurement, maintenance and enforcement of intellectual property. You shall sign all papers, including, without limitation, trademark applications, declarations, oaths, formal assignments, assignments of priority rights, and limited powers of attorney, which the Corporation reasonably may deem necessary or desirable in order to protect its rights and interests in any Development and which shall be prepared by the Corporation or its counsel. You further agree that if the Corporation is unable, after reasonable effort, to secure your signature on any such papers, any executive officer of the Corporation shall be entitled to execute any such papers as your agent and the attorney-in-fact, and you hereby irrevocably designate and appoint each executive officer of the Corporation as your agent and attorney-in-fact to execute any such papers on your behalf, and to take any and all reasonable actions as the Corporation may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.